UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 7, 2009

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 7, 2009, Extreme Networks, Inc. (the “Company”) announced that Mr. Gordon L. Stitt, its co-founder and currently Chairman of its Board of Directors, has joined the Company in a market development role to explore new market opportunities for the Company’s products. Under the provisions of an employment offer, he will be paid an annualized salary of $300,000 as a 60% part-time employee. The Company expects that Mr. Stitt will undertake these responsibilities for a period expected to be of one year in duration. Under the rules of the NASDAQ Global Market, Mr. Stitt will not be an “independent” director until three years after the end of his service in this role.

A copy of Mr. Stitt’s offer letter and the press release are attached to this Current Report on Form 8-K as Exhibit 10.22 and Exhibit 99.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.22	Offer Letter dated July 3, 2009 by and between Extreme Networks, Inc. and Gordon L. Stitt.

99.1	Press Release dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2009

EXTREME NETWORKS, INC.

By:	/s/ Mark A. Canepa
Mark A. Canepa
President and Chief Executive Officer

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